EXHIBIT 4(C)

                         DEBENTURE PURCHASE AGREEMENT
                         DATED AS OF JANUARY 29, 1996

==============================================================================


                             REPUBLIC BANCORP INC.



                                  $9,000,000

                          6.75% SENIOR DEBENTURES DUE

                               January 15, 2001

                                      AND

                                  $13,500,000

                          6.95% SENIOR DEBENTURES DUE

                               January 15, 2003






                         ----------------------------
                         DEBENTURE PURCHASE AGREEMENT
                         ----------------------------





                         Dated as of January 29, 1996


==============================================================================

                               TABLE OF CONTENTS


                            (Not Part of Agreement)

                                                                 Page
                                                                 ----

 1. AUTHORIZATION OF ISSUE OF DEBENTURES.........................  1

 2. PURCHASE AND SALE OF DEBENTURES..............................  1

 3. CONDITIONS OF CLOSING........................................  2

 4. NO PREPAYMENTS...............................................  3

 5. COVENANTS....................................................  3

 6. EVENTS OF DEFAULT............................................  4

 7. REPRESENTATIONS, COVENANTS AND WARRANTIES....................  7

 8. REPRESENTATIONS OF THE PURCHASERS............................ 10

 9. SUBSEQUENT OFFERS AND RESALES OF THE SECURITIES.............. 10

10. DEFINITIONS.................................................. 12

11. MISCELLANEOUS................................................ 15


PURCHASER SCHEDULE

EXHIBIT A -- FORM OF DEBENTURE

EXHIBIT B -- FORM OF OPINION OF COMPANY'S COUNSEL

EXHIBIT C -- LIST OF AGREEMENTS RESTRICTING DEBT

                             REPUBLIC BANCORP INC.
                             1070 East Main Street
                            Owosso, Michigan 48867


                                                        As of January 29, 1996

American United Life Insurance
1 American Square
Indianapolis, IN  46206

State Life Insurance Co.
c/o American United Life Insurance
1 American Square
Indianapolis, IN  46206

Mutual of America Life Insurance Co.
320 Park Avenue
9th Floor
New York, NY  10022

Great Northern Insured Annuity Corporation
Two Union Square
Suite 5600
Seattle, WA  98101

Mega Life & Health Insurance Co.
100 Chetwynd Drive
Suite 202
Rosemont, PA  19010

Provident Mutual Life Insurance Company
1600 Market Street
4th Floor
Philadelphia, PA  19101

Gentlemen:

        The undersigned, Republic Bancorp Inc. (herein called the "Company"), hereby agrees with you as follows:

        1. AUTHORIZATION OF ISSUE OF DEBENTURES. The Company will authorize the issue of its Senior Debentures to be issued in global form, in the aggregate principal amount of $22,500,000, to be dated the date of issue thereof, $9,000,000 of which Debentures will mature on January 15, 2001 (the "2001 Debentures) and $13,500,000 of which Debentures will mature on January 15, 2003 (the "2003 Debentures") and, collectively with the 2001 Debentures, the "Debentures") as the case may be. The 2001 Debentures and the 2003 Debentures shall bear interest on the unpaid balance thereof from January 29, 1996 until the principal thereof shall have become due and payable at the rate of 6.75% and 6.95% per annum, respectively, and paid semiannually beginning October 1, 1996, respectively. The Debentures will be substantially in the forms of Exhibit A-1 and A-2 attached hereto. The term "Debentures" as used herein shall include the global Debenture delivered pursuant to any provision of this Agreement and each Debenture delivered in substitution or exchange for any such Debenture pursuant to any such provision. The 2001 Debentures and the 2003 Debentures shall be treated for purposes of this Debenture Purchase Agreement as a single series and class of Debentures, except to the extent expressly set forth herein.

        2. PURCHASE AND SALE OF DEBENTURES. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company the aggregate principal amount of 2001 Debentures or 2003 Debentures set forth opposite your name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount.

        Payment of the purchase price for and delivery of the Debentures to be purchased by the Purchasers shall be made through the systems of the Depository Trust Company, with delivery of the Debentures to the accounts of the Purchasers to be made against payment for the Debentures in same day funds, or in such other manner as shall be agreed upon by the Purchasers and the Company, at 10:00 A.M. on the date hereof.

        3. CONDITIONS OF CLOSING. Your obligation to purchase and pay for the Debentures to be purchased by you hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

        3A. Opinion of Purchasers' Special Counsel. You shall have received from Brown & Wood, who is acting as special counsel for you in connection with this transaction, a favorable opinion satisfactory to you as to: (i) the due organization, existence and good standing of the Company; (ii) the due authorization by all requisite corporate action, execution and delivery and the validity, legally binding character and enforceability of this Agreement and the Debentures; (iii) the absence of any requirement to register the Debentures under the Securities Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended; and (iv) such other matters incident to the matters herein contemplated as you may reasonably request. In rendering such opinion, such counsel may rely, as to matters of Michigan law and the matters specified in clause (i) above, upon the opinion referred to in paragraph 3B. Such opinion shall also state that, based upon such investigation and inquiry as is deemed relevant and appropriate by such counsel, the opinion referred to in paragraph 3B is satisfactory in form and scope to such counsel and, while such investigation and inquiry into the matters covered by such opinion (other than the matters specified in clauses
(ii) and (iii) above) were not sufficient to enable such counsel independently to render such opinion, nothing has come to the attention of such counsel which has caused it to question the legal conclusions expressed in the opinion referred to in paragraph 3B and such counsel believe that you are justified in relying on such opinion.

        3B. Opinion of Company's Counsel. You shall have received from Dickinson, Wright, Moon, Van Dusen & Freeman, special counsel for the Company, a favorable opinion satisfactory to you and substantially in the form of Exhibit B attached hereto.

        3C. Representations and Warranties; No Default. The representations and warranties contained in Section 7 shall be true on and as of the date of closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the date of closing no Event of Default or Default; and the Company shall have delivered to you an Officer's Certificate, dated the date of closing, to both such effects.

        3D. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

        4. NO PREPAYMENTS. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than upon acceleration of such final maturity pursuant to paragraph 6A), or purchase or otherwise acquire, directly or indirectly, Debentures held by any holder.

        5.  COVENANTS.

        5A. Limitation on Funded Indebtedness and Indebtedness. The Company will not, and will not permit any Subsidiary to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable in respect of any:


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               (i) Funded Indebtedness unless, after giving effect thereto,
               Funded Indebtedness shall not exceed 70% of Consolidated Net
               Worth;

               (ii) Indebtedness unless, after giving effect thereto, Indebtedness shall not exceed 75% of Consolidated Net Worth.

        5B. Consolidated Tangible Equity Capital. The Company will at all times maintain Consolidated Tangible Equity Capital in an amount no less than the greater of $95 million or 7.0% of Consolidated Assets during the term ending December 31, 1996 and 6.5% of Consolidated Assets thereafter.

        5C. Restrictions as to Dividends and Certain Other Payments. So long as the Debentures are outstanding, the Company will not declare or pay any dividend or make any other distribution on its capital stock (other than dividends or distributions payable in its capital stock), if at the time of such action (i) there exists a default in the payment of interest on the Debentures which has continued for 15 days or more (except that dividends declared prior to such a default may be paid) or if such a default has occurred during the preceding 12 months or such shorter period as the Debentures have been outstanding or (ii) immediately after, and after giving effect to such restricted payment, the aggregate amount of all restricted payments declared or made after December 31, 1995 would not exceed the sum of
a) $6,000,000, plus b) 50% (or 100% in the case of a deficit) of Consolidated Net Income for the period commencing December 31, 1995 and ending on and including the date such restricted payment is declared or made, plus c) 100% of the proceeds of issuances of equity securities after December 31, 1995.

        5D. Nonperforming Assets. The ratio of Nonperforming Assets to loans, excluding loans held for sale, and other real estate owned will not exceed 4.0%.

        5E. Double Leverage Ratio. The Double Leverage Ratio shall not exceed 125%.

        5F. Merger, Consolidation or Sale of Assets; Successor Corporations. The Company will not merge or consolidate with, or sell all or substantially all of its assets to any person, firm or corporation unless it is the continuing corporation in such transaction and, immediately thereafter, it is not in default under this Agreement or, if it is not the successor, the successor corporation expressly assumes the Company's obligations under this Agreement and immediately after such transaction, it is not in default under this Agreement. Any successor corpora-tion shall succeed to and be substituted for the Company as if such successor corporation had been named as the Company in this Agreement.

        5G. Modification of the Debentures or the Debenture Purchase Agreement. With the consent of the holders of not less than 66-2/3% in principal amount of the Debentures, any term, covenant, agreement, or condition of the Debentures or this Agreement may be amended or compliance therewith waived, provided that no amendment or waiver shall, without the consent of the holders of all the Debentures: (i) change the principal amount of any Debenture or the maturity of the principal of any Debenture or (ii) reduce the rate or extend the time of payment of interest on any Debenture or (iii) reduce the percentage of holders of Debentures required to consent to any such amendment or waiver.

        5H. Line of Business. So long as the Debentures are outstanding, the Company will remain principally engaged in the business of banking or mortgage banking.

        5I. Financial Information. The Company shall deliver or cause to be delivered to each holder of the Debentures:

            (i) as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within 45 days thereafter: (a) a consolidated statement of financial condition of the Company and its subsidiaries, as at the end of such quarter, and (b) shareholders' equity of the Company and its subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case, in comparative form, the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles, but in such detail as is customarily applied to quarterly financial statements, and certified as complete and correct, subject to changes resulting from year-end adjustments, by a Senior Financial Officer, and accompanied by the certificate required by Section 5J; and

            (ii) as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter (a) audited consolidated statements of financial condition of the Company and its subsidiaries, as at the end of such year, and (b) audited consolidated statements of operations, cash flows and shareholders' equity of the Company and its subsidiaries, for such year, setting forth in the case of each audited consolidated financial statement, in comparative form, the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles.

        5J. Officer's Certificates. Each set of financial statements delivered to each holder of the Debentures pursuant to Section 5I(i) or 5I(ii) shall be accompanied by a certificate of a Senior Financial Officer, setting forth the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 5A through Section 5E, inclusive, and Section 5I as of the end of the period covered by the financial statements then being furnished (including with respect to each such section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such sections, and the calculation of the amount, ratio or percentage then in existence).

        5K. Inspections. If an Event of Default (as defined herein) shall have occurred and be continuing, the Company shall permit any officer, employee or agent designated in writing by any holder, at such holder's expense, to examine with an officer of the Company, its books of record and accounts, all at such reasonable times as a holder may request. Prior to any inspection or examination, each holder shall agree in writing that it will treat as confidential, any information obtained during any such visit, inspection or examination that is not publicly available and not disclose any such information unless legally required to do so.

        6.  EVENTS OF DEFAULT.

        6A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

            (i) default in the payment of the principal of or premium, if any, on any Debenture when the same becomes due and payable at maturity, upon redemption or otherwise;

            (ii) default in the payment of interest on the Debentures when the same becomes due and payable and the continuance of such default for a period of 5 days;

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            (iii) failure to comply with any agreement or covenant of the
            Company in, or provisions of, the Debentures or this Debenture Purchase Agreement and the continuance of such default for a period of 30 days;

            (iv) an event of default occurs under any mortgage, bond, indenture, loan agreement or other evidence of indebtedness under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than non-recourse Indebtedness) for money borrowed by the Company or any Subsidiary thereof (or the payment of which is guaranteed by the Company or any Subsidiary), whether such Indebtedness or guarantee now exists or shall be created hereafter; provided, however, that no such event of default shall constitute an Event of Default unless the effect of such Event of Default is to cause the acceleration of such Indebtedness prior to its stated maturity, which, together with the principal amount of any other such Indebtedness so caused to be accelerated, aggregates $2,000,000 or more at any time;

            (v) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary thereof which remains or remain undischarged for a period (during which execution shall not be effectively stayed) for 45 days, provided that the aggregate of all such judgments is $5,000,000 or more at any time;

            (vi) any representation or warranty made by the Company in this Agreement, or made by the Company in any written statement or certificate furnished by the Company in connection with the issuance and sale of the Debentures or furnished by the Company pursuant to this Agreement proves false in any material respect as of the date of the issuance or making thereof and, if susceptible of cure, is not cured within 60 days of notice thereof;

            (vii) the Company or any Subsidiary thereof shall institute proceedings to be adjudicated insolvent, or shall consent to the filing of an insolvency proceeding against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition, appointment of a receiver or similar relief under the federal insolvency laws, or any other similar applicable law of any governmental unit, domestic or foreign, or shall consent to the appointment of a receiver or conservator or liquidator or trustee or assignee in insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or if the Company shall voluntarily suspend transaction of its business, or if corporate action shall be taken by the Company or any Subsidiary thereof in furtherance of any of the aforesaid purposes;

            then in the cases of (i), (ii), (iv) (v), (vi) and (vii) above, unless the principal of the Debentures shall have already become due and payable, holders of no less than 51% in aggregate principal amount of the Debentures then outstanding may declare the principal of the Debentures to be immediately due and payable, anything in this Agreement or in the Debentures to the contrary notwithstanding. In the case of (iii) above, unless the principal of the Debentures shall have already become due and payable, holders of no less than 51% in aggregate principal amount of the Debentures then outstanding may declare the principal of the Debentures to be due and payable, along with all accumulated interest, 30 days after the Company has been in default under
            (iii) above and the applicable grace period set forth therein has expired. Holders of 66-2/3 of the aggregate principal amount of the Debenture, by written notice to the Company, may waive all defaults and rescind such acceleration and its consequences as to the Debentures held by such Debenture holders; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent upon any subsequent default.

            The Company shall deliver to the Purchasers, within 5 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice and the lapse of time or both would become an Event of Default under (iv) or (v) above, its status and what action the Company is taking or proposes to take with respect thereto.

            In the event Debenture holders shall have proceeded to enforce any right under this Agreement and such proceeding shall have been discontinued or abandoned or shall have been determined adversely to the holders, then in every such case the Company and the Debenture holders shall be restored, respectively, to their former positions under the Debentures and this Agree-


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            ment, and all other rights, remedies and powers of the Company and the Debenture holders, respectively, under the Debentures and this Agreement shall continue as though no such proceedings had been undertaken.

        6B. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Debenture may proceed to protect and enforce its rights under this Agreement and such Debenture by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Debenture is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

        7. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants:

        7A. Organization. The Company is a corporation duly organized and existing in good standing under the laws of the State of Michigan, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted.

        7B. Financial Statements. The consolidated financial statements of the Company and its subsidiaries included in the Private Placement Memorandum, dated December 1, 1995 (including all appendices thereto and as updated by the press release dated January 19, 1996, the "Private Placement Memorandum") present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the consolidated results of their operations for the periods specified and said consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis consistent in all material respects during the periods involved and the independent certified public accountants who certified the financial statements included in the Private Placement Memorandum are independent public accountants as required by the Securities Act of 1933 and the rules and regulations thereunder.

        7C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company,


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threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which has not been previously disclosed to the Purchasers and which might result in any material adverse change in the business, condition or operations of the Company and its Subsidiaries, taken as a whole.

        7D. Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any debt with a term in excess of one year except as disclosed in the Private Placement Memorandum. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

        7E. Title to Properties. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, subject to no Lien of any kind, other than (i) a lien held by Firstar Bank Milwaukee, N.A. pursuant to a security agreement dated October 1, 1993 and (ii) a mortgage loan on Republic Bancorp Mortgage Inc.'s office pursuant to documents dated September 27, 1993 and except for any liens, encumbrances or defects in title which are not material to the Company and its Subsidiaries, taken as whole. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

        7F. Taxes. The Company has and each of its Subsidiaries has filed all Federal, State and other income tax returns which, to the best knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

        7G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or the Debentures, nor the offering, issuance and sale of the Debentures, nor fulfillment of nor compliance with the terms and provisions hereof and of the Debentures will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Debentures except as set forth in the agreements listed in Exhibit C attached hereto.

        7H. Offering of Debentures. Neither the Company nor, to the Company's knowledge, any agent acting on its behalf has, directly or indirectly, offered the Debentures or any similar security of the Company for sale to, or solicited any offers to buy the Debentures or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Debentures to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

        7I. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Debentures is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or any state securities commissions) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Debentures or fulfillment of or compliance with the terms and provisions hereof or of the Debentures.

        7J. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects the business, business prospects, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

        7K. Rule 144A Eligibility. The Debentures are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under
Section 6 of the U.S. Securities Exchange Act of 1934, as amended (the "1934 Act"), or quoted in a U.S. automated interdealer quotation system.

        7L. No General Solicitation. None of the Company, its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person (other than the Purchasers, as to whom the Company makes no representation) acting on its behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

        7M. No Registration Required. Subject to compliance by the Purchasers with the representations and warranties set forth in Section 8 and the procedures set forth in Section 9 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Private Placement Memorandum to register the Debentures under the 1933 Act.

        8. REPRESENTATIONS OF THE PURCHASERS.

        8A. Each Purchaser hereby represents and warrants to, and agrees with, the Company that it (i) is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act and an "accredited investor" within the meaning of Regulation D under the 1933 Act; (ii) has not and will not solicit offers for, or offer or sell, Debentures by means of any general solicitation or general advertising within the meaning of Rule 502(c) under Regulation D under the 1933 Act; and (iii) will otherwise act in accordance with the terms and conditions set forth in this Agreement, including Section 9 hereof, in connection with the placement of the Debentures contemplated hereby.

        9. SUBSEQUENT OFFERS AND RESALES OF THE SECURITIES.

        Each of the Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale by the Purchasers of the Debentures.

        9A. Offers and Sales Only to Institutional Accredited Investors or Qualified Institutional Buyers. Offers and sales of the Debentures will be made by the Purchasers only to (i) institutional investors that are reasonably believed to qualify as accredited investors (as defined in Rule 501(a) under the 1933 Act) (each such institutional investor being hereinafter referred to as an "institutional accredited investor"), and (ii), in the case of Debentures resold or otherwise transferred pursuant to Rule 144A, to institutional investors that are reasonably believed to qualify as qualified institutional buyers (as therein defined) (each such institutional investor being hereinafter referred to as a "qualified institutional buyer").

        9B. No General Solicitation. The Debentures will be offered by the Purchasers only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising (as such terms are used in Regulation D under the 1933 Act) will be used in connection with the offering of the Debentures.

        9C. Purchases by Non-Bank Fiduciaries. In the case of a non-bank purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (A) above, each third party shall, in the judgment of the applicable Purchaser, be an institutional accredited investor or a qualified institutional buyer.

        9D. Minimum Principal Amount. No sale of the Debentures to any one purchaser will be for less than U.S. $100,000 principal amount and no Security will be issued in a smaller principal amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $100,000 principal amount of the Debentures.

        9E. Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Debentures shall apply to the Debentures except as otherwise agreed by the Company and the Purchasers. Following the sale of the Debentures by the Purchasers to subsequent purchasers pursuant to the terms hereof, no Purchaser shall be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Debenture.

        9F. Company to Provide Certain Information. The Company will make available, upon request, to any seller of the Debentures the information specified in Rule 144A(d)(4) under the Securities Act.

        10. DEFINITIONS. For the purpose of this Agreement the following terms shall have the meanings specified with respect thereto below:

            "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the voting stock of the Company or (iii) which beneficially owns or holds 5% or more of the voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of the Company or a Subsidiary thereof. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Capitalized Lease" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

            "Consolidated Net Worth", shall mean Stockholders' Equity plus the unallocated Allowance for Loan Losses plus Deferred Loan Fees exclusive of any unrealized gains or losses in the available for sale security portfolios.

            "Consolidated Tangible Equity Capital", shall mean Consolidated Net Worth minus Goodwill.

            "Double Leverage Ratio", shall mean period-end investments in Subsidiaries plus period-end parent company goodwill all divided by period-end total Stockholders' Equity.

            "Event of Default" shall mean any of the events specified in paragraph 6A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

            "Funded Indebtedness" shall mean all Indebtedness that matures more than one year from the date of creation thereof, or that is extendible or renewable at the option of any party thereto to a date more than one year from the date of creation thereof (whether or not renewed or extended).

               "Indebtedness" shall mean all indebtedness, liabilities and other obligations, direct or contingent (other than deferred income taxes and other credits, outside minority interests and items of Stockholders' Equity) which would, in accordance with generally accepted accounting principles, be classified upon the consolidated balance sheet of the Company as liabilities, such as:

               1) all guarantees, other than guarantees on secured indebtedness; and

               2) all indebtedness, liabilities and other obligations arising under any conditional sale or other title retention agreement, whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property; provided, however, that the terms "Funded Indebtedness" and "Indebtedness" shall not include any obligation of the Company or of any Subsidiary incurred in the ordinary course of its banking, mortgage banking or trust business, with respect to:

               a) any deposits with it or funds collected by it;

               b) any banker's acceptance, commercial paper or letter of credit issued by it;

               c) any check, note, certificate of deposit, money order, traveler's check, draft or bill of exchange issued, accepted or endorsed by it;

               d) any discount with, borrowing from, or other obligation to any Federal Reserve Bank, the FDIC or any Federal Home Loan Bank (or successor organization) which discount or borrowing is in the ordinary course of its banking business and not incurred in connection with any unusual or extraordinary "rescue loan" or substantially similar investment by such Federal Reserve Bank, the FDIC or the Federal Home Loan Bank (or successor organization);

               e) any agreement, made by it in the ordinary course of its banking business, to purchase or repurchase securities, loans or federal funds, or to participate in any such purchase or repurchase;

               f) any transaction made by it in the ordinary course of its banking business in the nature of any extension of credit, whether in the form of a commitment, guarantee or otherwise, undertaken by it for the account of a third party with the application by it of the same banking considerations and legal lending limits that would be applicable if the transaction were a loan to such party;

               g) any transaction in which it acts solely in a fiduciary or agency capacity;

               h) other obligations incurred by it in the ordinary course of its banking, mortgage banking or trust business to its customers solely in their capacities as such;

               i) any other liability or obligation of such Subsidiary incurred in the ordinary course of its banking and mortgage banking business not involving any obligation for borrowed money;

               j) Capitalized Leases;

               k) any borrowing under mortgage warehousing lines of credit, including revolving repurchase agreements utilized pending securitization of pledged loans;

               l) any borrowings under any revolving line of credit with a maturity date of less than one year up to an aggregate amount at any time outstanding equal to 30% of Consolidated Net Worth;

               m) drafts outstanding or official bank checks outstanding used to fund mortgage loan volume; and

               n) indebtedness ranking junior to the Debentures in right of payment or on liquidation;

               provided, however, that notwithstanding the foregoing, Indebtedness shall not be deemed to include the guaranty by the Company of any secured Indebtedness of any Subsidiary which is permitted to be incurred pursuant to subsection 2(d) and (k).

               "Nonperforming Assets" shall mean and include non-accrual and restructured loans and other real estate owned.

               "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

               "Stockholders' Equity", "Allowance for Loan Losses", "Deferred Loan Fees", "Consolidated Assets", "Net Income", "Consolidated Net Loss", and "Goodwill" shall be defined according to generally accepted accounting principles applicable to the Company and in effect on the date the Debentures are issued.

               "Subsidiary" shall mean: any entity (i) that is organized under the laws of the United States of America or any state hereof or the District of Columbia and (ii) of which at least 50% (by number of votes) of the voting stock of such entity and all outstanding shares of preferred stock, all outstanding securities convertible into or exchangeable for shares of capital stock and all outstanding warrants, rights or options to purchase shares of capital stock of such entity are owned directly by the Company or by another Subsidiary.

        11.   MISCELLANEOUS.

        11A. Debenture Payments. The Company agrees that, so long as you shall hold any Debenture, it will make payments of principal thereof and premium, if any, and interest thereon, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Debenture with respect to the place of payment. You agree that, before disposing of any Debenture, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

        11B. Indemnification. The Company agrees to pay and save you and any Transferee harmless against liability for the payment of the costs and expenses, including attorneys' fees, incurred by you or any Transferee in enforcing any rights under this Agreement or the Debentures or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or any Transferee's having acquired any Debenture, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Debenture or portion thereof or interest therein by you or any Transferee and the payment of any Debenture.

        11C. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Debentures, the transfer by you of any Debenture or portion thereof or interest therein and the payment of any Debenture, and may be relied upon by any subsequent purchaser, regardless of any investigation made at any time by or on behalf of you or any subsequent purchaser. Subject to the preceding sentence, this Agreement and the Debentures embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

        11D. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

        11E. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Debenture, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Debenture which shall have so specified an address to the Company, and
(iii) if to the Company, addressed to it at 1070 East Main Street, Owosso, Michigan 48867, Attention: Thomas F. Menacher, or at such other address as the Company shall have specified to the holder of each Debenture in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Debenture, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

        11F. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        11G. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

        11H. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

        If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                                            Very truly yours,

                                            REPUBLIC BANCORP INC.

                                            By /s/ THOMAS F. MENACHER
                                               -------------------------
                                               Title:
                                               Senior Vice President and
                                               Chief Financial Officer

The foregoing Agreement is
hereby accepted as of the
date first above written.

AMERICAN UNITED LIFE INSURANCE


By: /s/ KENNETH ADAMS
    ---------------------
    Title: Vice President


STATE LIFE INSURANCE CO.

By: /s/ KENNETH ADAMS
    ---------------------
    Title: Vice President


MUTUAL OF AMERICA LIFE INSURANCE CO.

    By: Mutual of America Capital Management Corp.


        By: /s/ NANCY MCAVEY
            ----------------------------
            Title: Senior Vice President

Great Northern Insured Annuity Corporation

By: /s/ JEROME R. POWERS
    -----------------------------------
    Title: Vice President - Investments

MEGA LIFE & HEALTH INSURANCE CO.


By: /s/ PATRICK MCLAUGHLIN
    -------------------------------------------------
    Title: Emerald Capital Corp, Ltd, Advisor to MEGA


PROVIDENT MUTUAL LIFE INSURANCE COMPANY


By: /s/ JAMES D. KESTNER
    -------------------------------------------------
    Title: Vice President


                              PURCHASER SCHEDULE

                                      Aggregate              Aggregate
                                      Principal              Principal
                                      Amount of 2001         Amount of 2003
                                      Debentures to          Debentures to
                                      be Purchased           be Purchased
                                      --------------         --------------
AMERICAN UNITED LIFE INSURANCE        $8,000,000

(1)   Address for all notices relating to payments:

      American United Life Insurance
      1 American Square
      Indianapolis, IN  46206

      Attention:  Securities Department

(2)   Address for all other communications and notices:

      American United Life Insurance
      1 American Square
      Indianapolis, IN  46206

      Attention:  Securities Department



                              PURCHASER SCHEDULE

                                      Aggregate              Aggregate
                                      Principal              Principal
                                      Amount of 2001         Amount of 2003
                                      Debentures to          Debentures to
                                      be Purchased           be Purchased
                                      --------------         --------------
STATE LIFE INSURANCE CO.              $1,000,000

(1)  Address for all notices relating to payments:

     State Life Insurance Co.
     c/o American United Life Insurance
     1 American Square
     Indianapolis, IN  46206

     Attention:  Securities Department

(2)  Address for all other communications and notices:

     State Life Insurance Co.
     c/o American United Life Insurance
     1 American Square
     Indianapolis, IN  46206

     Attention:  Securities Department


                              PURCHASER SCHEDULE

                                      Aggregate              Aggregate
                                      Principal              Principal
                                      Amount of 2001         Amount of 2003
                                      Debentures to          Debentures to
                                      be Purchased           be Purchased
                                      --------------         --------------
MUTUAL OF AMERICA LIFE
 INSURANCE CO.                        $___________           $2,500,000

(1)  Address for all notices relating to payments:

     Mutual of America Life Insurance Co.
     320 Park Avenue
     9th Floor
     New York, NY  10022

     Attention: Mutual of America Capital Management Corp.

(2)  Address for all other communications and notices:

     Mutual of America Life Insurance Co.
     320 Park Avenue
     9th Floor
     New York, NY  10022

     Attention:  Mutual of America Capital Management Corp.


                              PURCHASER SCHEDULE

                                      Aggregate              Aggregate
                                      Principal              Principal
                                      Amount of 2001         Amount of 2003
                                      Debentures to          Debentures to
                                      be Purchased           be Purchased
                                      --------------         --------------
GREAT NORTHERN INSURED                $___________           $5,000,000
 ANNUITY CORPORATION

(1)  Address for all notices relating to payments:

     Great Northern Insured Annuity Corporation
     Two Union Square
     Suite 5600
     Seattle, WA  98101

     Attention:  Tami Henrickson

(2)  Address for all other communications and notices:

     Great Northern Insured Annuity Corporation
     Two Union Square
     Suite 5600
     Seattle, WA  98101

     Attention:  Tami Henrickson


                              PURCHASER SCHEDULE

                                      Aggregate              Aggregate
                                      Principal              Principal
                                      Amount of 2001         Amount of 2003
                                      Debentures to          Debentures to
                                      be Purchased           be Purchased
                                      --------------         --------------
MEGA LIFE & HEALTH                    $___________           $3,000,000
 INSURANCE CO.

(1)  Address for all notices relating to payments:

     Mega Life & Health Insurance Co.
     100 Chetwynd Drive
     Suite 202
     Rosemont, PA  19010

     Attention:  Patrick McLaughlin

(2)  Address for all other communications and notices:

     Mega Life & Health Insurance Co.
     100 Chetwynd Drive
     Suite 202
     Rosemont, PA  19010

     Attention:  Patrick McLaughlin


                              PURCHASER SCHEDULE

                                      Aggregate              Aggregate
                                      Principal              Principal
                                      Amount of 2001         Amount of 2003
                                      Debentures to          Debentures to
                                      be Purchased           be Purchased
                                      --------------         --------------
PROVIDENT MUTUAL LIFE                 $___________           $3,000,000
 INSURANCE COMPANY

(1)  Address for all notices relating to payments:

     Provident Mutual Life Insurance Company
     1600 Market Street
     Philadelphia, PA  19101

     Attention:  Treasurer

(2)  Address for all other communications and notices:

     Provident Mutual Life Insurance Company
     1600 Market Street
     4th Floor
     Philadelphia, PA  19101

     Attention:  Treasurer

                                                                   EXHIBIT A-1



                               FORM OF DEBENTURE

THIS DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE DEBENTURE PURCHASE AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), OR A NOMINEE THEREOF. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEBENTURE PURCHASE AGREEMENT. UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO REPUBLIC BANCORP INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS DEBENTURE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.




        THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS DEBENTURE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY, (2) SO LONG AS THIS DEBENTURE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A, THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT ("INSTITUTIONAL ACCREDITED INVESTOR") THAT IS ACQUIRING THIS DEBENTURE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND A SIGNED CERTIFICATION LETTER (A FORM OF WHICH MAY BE

        OBTAINED FROM THE COMPANY) IS DELIVERED BY THE TRANSFEREE TO THE COMPANY OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. BY PURCHASING THIS DEBENTURE, THE HOLDER HEREOF AGREES AND REPRESENTS FOR THE BENEFIT OF THE COMPANY THAT (A) IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THIS DEBENTURE FOR INVESTMENT PURPOSES FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (B) IT WILL NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE DEBENTURE EVIDENCED HEREBY.


                             REPUBLIC BANCORP INC.


                  6.75% SENIOR DEBENTURE DUE JANUARY 15, 2001


                                                              January 29, 1996


        FOR VALUE RECEIVED, the undersigned, REPUBLIC BANCORP INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Michigan, hereby promises to pay to Cede & Co., as nominee for the Depository Trust Company, or registered assigns the principal sum of $9,000,000 on January 15, 2001, ("Maturity") with interest (computed on the basis of a 360-day year--30-day month) on the unpaid balance thereof at the rate of 6.75% per annum from the date hereof, payable semiannually on the 1st day of April and October in each year (each, an "Interest Payment Date"), commencing with the October 1 next succeeding the date hereof, until the principal hereof shall have become due and payable.

        In the case where the applicable Interest Payment Date or Maturity with respect hereto, as the case may be, does not fall on a Business Day, payment of principal or interest otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity and no interest shall accrue with respect to such payment for the period from and after the Interest Payment Date or such Maturity, as the case may be, to the date of payment.

        The Debentures (including all of the obligations of the Company hereunder) are direct, unconditional obligations of the Company and rank without preference or priority among themselves and at least pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Company.

        The Debentures will not be subject to any sinking fund and, except as described below, will not be redeemable or repayable prior to their Stated Maturity.

        Payments of principal, premium, if any, and interest are to be made at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

        This global Debenture is issued pursuant to a Debenture Purchase Agreement, dated as of January 29, 1996 (the "Debenture Purchase Agreement") between the Company and the respective original purchasers of the Debentures named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof. This Debenture, together with the global Debenture or definitive Debentures constituting the Company's 6.95% Senior Debentures Due January 15, 2003 shall be deemed to constitute a single series and class of Debentures for purposes of determining all rights and remedies available to holders of Debentures under the Debenture Purchase Agreement, except as otherwise expressly provided herein. All terms not defined in this Global Debenture shall have the meanings set forth for such defined terms in the Debenture Purchase Agreement.

        In case an Event of Default, as defined in the Debenture Purchase Agreement, shall occur and be continuing, the principal of this Debenture may be declared or otherwise become due and payable in the manner and with the effect provided in the Debenture Purchase Agreement.

        The Debenture Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of Holders of the Debentures to be affected thereby by the Company with the consent of the Holders of 66 2/3% of the aggregate principal amount of Debentures at the time outstanding. Any such consent or waiver by or behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration or transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No provision of this Debenture or of the Debenture Purchase Agreement shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of and interest on this Security at the time, place, and rate herein prescribed.

        This Debenture shall be construed and enforced in accordance with the law of the State of New York.



                                   REPUBLIC BANCORP INC.



                                   By _____________________________________
                                      Senior Vice President and Chief
                                      Financial Officer


                                   By _____________________________________
                                      President and Chief Operating Officer

                                                                   EXHIBIT A-2



                               FORM OF DEBENTURE

THIS DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE DEBENTURE PURCHASE AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), OR A NOMINEE THEREOF. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEBENTURE PURCHASE AGREEMENT. UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO REPUBLIC BANCORP INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS DEBENTURE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.




        THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS DEBENTURE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY, (2) SO LONG AS THIS DEBENTURE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A, THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT ("INSTITUTIONAL ACCREDITED INVESTOR") THAT IS ACQUIRING THIS DEBENTURE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER

        INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND A SIGNED CERTIFICATION LETTER (A FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY) IS DELIVERED BY THE TRANSFEREE TO THE COMPANY OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. BY PURCHASING THIS DEBENTURE, THE HOLDER HEREOF AGREES AND REPRESENTS FOR THE BENEFIT OF THE COMPANY THAT (A) IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THIS DEBENTURE FOR INVESTMENT PURPOSES FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (B) IT WILL NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE DEBENTURE EVIDENCED HEREBY.


                             REPUBLIC BANCORP INC.


                  6.95% SENIOR DEBENTURE DUE JANUARY 15, 2003


                                                              January 29, 1996


        FOR VALUE RECEIVED, the undersigned, REPUBLIC BANCORP INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Michigan, hereby promises to pay to Cede & Co., as nominee for the Depository Trust Company, or registered assigns the principal sum of $13,500,000 on January 15, 2003, ("Maturity") with interest (computed on the basis of a 360-day year--30-day month) on the unpaid balance thereof at the rate of 6.95% per annum from the date hereof, payable semiannually on the 1st day of April and October in each year (each, an "Interest Payment Date"), commencing with the October 1 next succeeding the date hereof, until the principal hereof shall have become due and payable.

        In the case where the applicable Interest Payment Date or Maturity with respect hereto, as the case may be, does not fall on a Business Day, payment of principal or interest otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity and no interest shall accrue with respect to such payment for the period from and after the Interest Payment Date or such Maturity, as the case may be, to the date of payment.

        The Debentures (including all of the obligations of the Company hereunder) are direct, unconditional obligations of the Company and rank without preference or priority among themselves and at least pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Company.

        The Debentures will not be subject to any sinking fund and, except as described below, will not be redeemable or repayable prior to their Stated Maturity.

        Payments of principal, premium, if any, and interest are to be made at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

        This global Debenture is issued pursuant to a Debenture Purchase Agreement, dated as of January 29, 1996 (the "Debenture Purchase Agreement") between the Company and the respective original purchasers of the Debentures named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof. This Debenture, together with the global Debenture or definitive Debentures constituting the Company's 6.75% Senior Debentures Due January 15, 2001 shall be deemed to constitute a single series and class of Debentures for purposes of determining all rights and remedies available to holders of Debentures under the Debenture Purchase Agreement, except as otherwise expressly provided herein. All terms not defined in this Global Debenture shall have the meanings set forth for such defined terms in the Debenture Purchase Agreement.

        In case an Event of Default, as defined in the Debenture Purchase Agreement, shall occur and be continuing, the principal of this Debenture may be declared or otherwise become due and payable in the manner and with the effect provided in the Debenture Purchase Agreement.

        The Debenture Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of Holders of the Debentures to be affected thereby by the Company with the consent of the Holders of 66 2/3% of the aggregate principal amount of Debentures at the time outstanding. Any such consent or waiver by or behalf of the Holder of this Security shall be conclusive and binding upon such

Holder and upon all future Holders of this Security and of any Security issued upon the registration or transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No provision of this Debenture or of the Debenture Purchase Agreement shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of and interest on this Security at the time, place, and rate herein prescribed.

        This Debenture shall be construed and enforced in accordance with the law of the State of New York.



                                 REPUBLIC BANCORP INC.



                                 By _____________________________________
                                    Senior Vice President and Chief
                                    Financial Officer


                                 By _____________________________________
                                    President and Chief Operating Officer

                                                                     EXHIBIT B


                     FORM OF OPINION OF COMPANY'S COUNSEL


                                                              January 29, 1996



Names of purchasers




               Re:  $9,000,000 of 6.75% Senior Debentures Due
                    January 15, 2001 and $13,500,00 of 6.95% Senior
                    Debentures Due January 15, 2003; Debenture Purchase Agreement dated as of January 29, 1996


Ladies and Gentlemen:

        We have acted as counsel for Republic Bancorp Inc. ("Company") in connection with the captioned Debenture Purchase Agreement ("Agreement"), pursuant to which the Company has issued to you today $9,000,000 aggregate principal amount of 6.75% Senior Debentures due January 15, 2001 (the "2001 Debentures" and $13,500,000 aggregate principal amount of 6.95% senior debentures of the Company due January 15, 2003 (the "2003 Debentures" and, collectively with the 2001 Debentures, the "Debentures"). We are rendering this opinion at the request of the Company and you pursuant to Section 3B of the Agreement.

        This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion should be read in conjunction therewith. The Law covered by the opinion expressed herein is limited to Federal Law of the United States and the Law of the State of Michigan. Capitalized terms not otherwise defined in this letter shall have the meanings ascribed to them in the Agreement or the Accord, as applicable.

        We have also examined copies of such records of the Company, certificates of officers of the Company, certificates of transfer agents and public officials and such other documents as we have deemed relevant and necessary as the basis for our opinions set forth in paragraphs numbered 1 through 5 below. We have also relied upon the factual representations made by the Company in the Agreement. We note that various issues and matters are addressed in the opinion of even date of Brown & Wood.

        Based upon and subject to the foregoing, we are of the opinion that:

               1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Michigan. Mayflower Mortgage Corporation d/b/a Republic Bancorp Mortgage Inc. ("RBMI") and Market Street Mortgage Corporation ("Market Street"), both Michigan corporations and subsidiaries of the Company, have each been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Michigan. Republic Bank ("Bank"), also a subsidiary of the Company, has been duly organized and is validly existing as a validly existing state chartered bank under the laws of the State of Michigan. Each of the Company, RBMI, Market Street and Bank has full corporate power and authority to carry on its respective businesses as now being conducted.

               2. The Agreement and the global Debenture representing each of the 2001 Debentures and the 2003 Debentures initially delivered pursuant thereto have each been duly authorized, executed and delivered by the Company.

               3. The execution, delivery and performance by the Company of its agreements and obligations in the Agreement and the Global Debenture initially delivered thereunder do not (i) violate the Company's Constituent Documents, or (ii) to the best of our knowledge based solely upon the Officers' Certificate of even date herewith, breach or result in a default under any existing obligation of the Company under any documents or other agreements required to be or actually filed by the Company with the Securities and Exchange Commission in accordance with the Company's obligations under the Securities Exchange Act of 1934 or breach or otherwise violate any existing obligation of the Company under any Court Order.

               4. The execution, delivery and performance by the Company of its agreements in the Agreement and the initial Global Debenture delivered thereunder do not violate applicable provisions of statutory law or regulations thereunder, except that no opinion is expressed with respect to state or federal securities or blue sky laws.

               5. No consent, approval, authorization, order, decree, registration or qualification of or filing with any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under the Agreement or the initial global Debenture delivered thereunder, except such as may be required by state or federal securities or Blue Sky law.

               The General Qualifications apply to the opinions expressed herein.

               This Opinion Letter may be relied upon by you only in connection with the transaction anticipated by the Transaction Documents and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance our prior written consent.

                                                   Very truly yours,

                                                                     EXHIBIT C



                      LIST OF AGREEMENTS RESTRICTING DEBT

                1. $25,000,000 7.17% SENIOR DEBENTURES DUE 2001

                         DEBENTURE PURCHASE AGREEMENT